UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.)
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SERACARE LIFE SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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37 Birch Street
Milford, MA 01757
Telephone: (508) 244-6400
Fax: (508) 634-3394

December 22, 2008

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of SeraCare Life Sciences, Inc. at 10:30 a.m., Eastern time, on February 11, 2009 at the SeraCare Corporate Offices, 37 Birch Street, Milford, MA 01757. The accompanying formal Notice of 2009 Annual Meeting of Stockholders and proxy statement contain the items of business expected to be considered and acted upon at the meeting, including: (a) the election of five nominees to the Board of Directors, to serve for one-year terms and until their successors are duly elected and qualified or their earlier resignation or removal; and (b) the proposal to approve the Company’s 2009 Equity Incentive Plan. Our Board of Directors recommends that you vote FOR each of the proposals.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or by completing, signing, dating and mailing the accompanying proxy card in the return envelope, or by attending the meeting and voting in person. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote is received in time, please cast your vote by your choice of available means at your earliest convenience.

Sincerely,

Susan L.N. Vogt
President and Chief Executive Officer

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Time	10:30 a.m., Eastern Time
Date	Wednesday, February 11, 2009
Place	SeraCare Life Sciences’ Corporate Headquarters, 37 Birch Street, Milford, MA 01757
Purpose	1. To elect Eugene I. Davis, Samuel D. Anderson, Sarah L. Murphy, Jill Tillman and Susan L.N. Vogt as directors to serve for a one-year term and until their successors are duly elected and qualified or their earlier resignation or removal.
2. To approve the Company’s 2009 Equity Incentive Plan.
3. To transact any other business that may properly come before the meeting or any adjournment thereof.
Record Date	The Directors have fixed December 15, 2008 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver’s license or passport. If your company stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement is being forwarded to you by your broker or nominee. Your name does not appear on our list of stockholders. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date, in order to be admitted to the meeting.
Voting by Proxy	Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If your shares are held in street name, you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

Gregory A. Gould, Secretary
December 22, 2008

37 Birch Street
Milford, MA 01757
Telephone: (508) 244-6400
Fax: (508) 634-3394

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 11, 2009

SOLICITATION OF PROXIES

GENERAL INFORMATION ABOUT THE MEETING

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

This proxy statement and accompanying proxy card or, for shares held in street name, voting instruction form, are scheduled to be sent to stockholders beginning on or about December 31, 2008.

Who is soliciting my vote?

The Board of Directors of SeraCare Life Sciences, Inc. (the “Company” or “SeraCare”) is soliciting your vote for the 2009 Annual Meeting of Stockholders (the “Annual Meeting”).

When is the record date for the Annual Meeting?

The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on December 15, 2008.

How many votes can be cast by all stockholders?

18,569,660 shares of common stock of the Company were outstanding on December 15, 2008 and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. Go to the website indicated on your enclosed proxy card and follow the instructions you find there. You must specify how you want your shares voted or your Internet vote cannot be completed, and you will receive an error message. Your shares will be voted according to your instructions. If you vote over the Internet, your vote must be received by 11:59 p.m. on February 10, 2009.

•	By Mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to AST. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted (or unless discretionary authority to cumulate votes is exercised), they will be voted FOR the nominees named herein to the Company’s Board of Directors, and FOR the approval of SeraCare Life Sciences, Inc.’s 2009 Equity Incentive Plan and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

•	In Person at the Meeting. If you attend the meeting, be sure to bring a form of personal picture identification with you, and you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares of common stock are held in “street name” (held for your account by a broker or other nominee):

•	By Internet. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In Person at the Meeting. If you attend the meeting, in addition to picture identification you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

•	FOR election of the five directors

•	FOR approval of the Company’s 2009 Equity Incentive Plan

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the Board of Directors. That solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Can I change my vote?

You may revoke your signed proxy to management at any time before it is voted at the Annual Meeting by notifying the Secretary in writing, by returning a signed proxy with a later date, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

What quorum and vote are required to approve each item?

In order to have the required quorum to transact business, a majority of the outstanding shares of common stock as of the record date must be present, in person or by proxy, at the Annual Meeting. If the number of shares of common stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

The five nominees for election as directors who receive the highest number of votes FOR election will be elected as directors (Proposal 1). This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 1. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

To approve the Company’s 2009 Equity Incentive Plan (Proposal 2), stockholders holding a majority of SeraCare common stock present or represented by proxy at the meeting and entitled to vote on this matter must vote FOR the Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Proposal 2 and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Proposal 2, your shares will not be voted in favor of the Proposal, and will have the same effect as a vote against the Proposal.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

What happens if the meeting is postponed or adjourned?

Your proxy to management may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Whom should I call if I have any additional questions?

If you hold your shares directly, please call Gregory A. Gould, Secretary of the Company at (508) 244-6400. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1-ELECTION OF DIRECTORS

Pursuant to the Certificate of Incorporation, the Board of Directors consists of five members. All directors are elected each year for a one-year term. Eugene I. Davis, Samuel D. Anderson, Sarah L. Murphy, Jill Tillman and Susan L.N. Vogt are the directors whose terms expire at the Annual Meeting and who have been nominated for re-election to the Board to serve until the 2010 Annual Meeting or until their successors are elected. With the exception of Ms. Vogt, all of our directors are non-employees of the Company.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted for the election of the five nominees listed below as directors. We have no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE RE-ELECTION OF EUGENE I. DAVIS, SAMUEL D. ANDERSON, SARAH L. MURPHY, JILL TILLMAN AND SUSAN L.N. VOGT.

Director Biographies

The table below provides information as of December 1, 2008 about the nominees for director.

Nominees for Re-Election of Directors

Eugene I. Davis (53)	Mr. Davis has been the Chairman of the Board of Directors since May 2007. Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm. He is currently the Chairman of the Board of Directors of Atlas Air Worldwide Holdings Inc. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University and a Juris Doctorate from Columbia University School of Law. He is also a director of American Commercial Lines Inc., Delta Air Lines, Inc., Foamex, Inc., Footstar, Knology Inc., Pliant Corporation, Silicon Graphics Inc. and Viskase Companies, Inc.

Samuel D. Anderson (73)	Mr. Anderson has served as a member of the Board of Directors since September 2001. Mr. Anderson was a director of and consultant to Biomat USA from April 1996 to September 2001. Mr. Anderson also served on the Boards of Cytologic, Inc. from April 2004 until June 2007 and Cypress Bioscience, Inc. from April 1998 until June 2007 and was Chairman of the Board of Hycor Biomedical Inc. from 1985 until 2004.

Sarah L. Murphy (32)	Ms. Murphy has been a member of the Board since May 2007. Ms. Murphy is the Senior Vice President, Finance of ITCˆDeltacom, Inc. She was a Vice President and then a Director of AlixPartners, an international corporate restructuring and interim management firm from 2001 to 2005. Ms. Murphy has a bachelor’s degree from Princeton University and a master’s degree in business administration from the Harvard Business School.

Jill Tillman (58)	Ms. Tillman has been a member of the Board since May 2007. Ms. Tillman is the Chief Operating Officer of Brandywine Hospital in suburban Philadelphia, Pennsylvania since October 2006. Prior to that position she was the Chief Operating Officer and Interim Chief Executive Officer of St. Christopher’s Hospital for Children in Philadelphia from September 2004 to September 2006. Prior to that, Ms. Tillman served as the Interim Chief Operating Officer from September 2003 to September 2004 and as the Chief Nursing Officer from January 2000 to September 2004 at Hahnemann University Hospital in Philadelphia. She was a member of the Board of Directors and a member of the audit committee and chair of the compliance committee of the Board of Directors of Critical Care Systems International, Inc., which operates community-based branch pharmacies and provides specialty pharmaceutical infusion services. Ms. Tillman holds a bachelor’s degree from Villanova University, a master of science degree in nursing from the University of Pennsylvania, a master of business administration degree from Eastern College, and is a graduate of the Nursing Executive Program of the Wharton School of Business.

Susan L.N. Vogt (54)	Ms. Vogt has been the President and Chief Executive Officer since July 2006 and a member of the Board of Directors of the Company since September 1, 2006. Ms. Vogt was previously President of the BioPharmaceutical division of Millipore Corporation, a multinational bioscience company, from January 2001 through May 2005, where she ran a $520 million division with more than 1,600 employees deployed in 23 countries. Prior to that, from June 1999 through January 2001, she was the Vice President and General Manager of the Laboratory Water Division of Millipore Corporation. Ms. Vogt holds an M.B.A. from Boston University and a B.A. from Brown University. Ms. Vogt currently serves on the Board of Directors of Justrite Manufacturing Corporation.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of December 1, 2008:

Name	Age	Position

Susan L.N. Vogt	54	President and Chief Executive Officer, Director
Gregory A. Gould	42	Chief Financial Officer, Treasurer and Secretary
Ronald R. Dilling	53	Vice President, Manufacturing Operations
Katheryn E. Shea	40	Vice President, BioServices Operations
William J. Smutny	58	Vice President, Sales and Marketing

Susan L.N. Vogt has been the President and Chief Executive Officer since July 2006 and a member of the Board of Directors of the Company since September 1, 2006. Ms. Vogt was previously President of the BioPharmaceutical division of Millipore Corporation, a multinational bioscience company, from January 2001 through May 2005, where she ran a $520 million division with more than 1,600 employees deployed in 23 countries. Prior to that, from June 1999 through January 2001, she was the Vice President and General Manager of the Laboratory Water Division of Millipore Corporation. Ms. Vogt holds an M.B.A. from Boston University and a B.A. from Brown University. Ms. Vogt currently serves on the Board of Directors of Justrite Manufacturing Corporation.

Gregory A. Gould has been the Chief Financial Officer and Treasurer since August 2006 and the Secretary of the Company since November 2006. From August 2005 to August 2006, Mr. Gould provided financial and accounting consulting services through his consulting company, Gould LLC. From April 2005 to August 2005, Mr. Gould served as the Chief Financial Officer and Senior Vice President of Integrated BioPharma, Inc., a life sciences company serving the pharmaceutical, biotechnology and nutraceutical markets. Prior to that, from February 2004 through January 2005, Mr. Gould served as the Chief Financial Officer, Treasurer and Secretary of Atrix Laboratories, Inc., an emerging specialty pharmaceutical company focused on advanced drug delivery. From 1996 through October 2003, Mr. Gould served as Director of Finance and then as the Chief Financial Officer and Treasurer of Colorado MEDtech, a high tech software development, product design and manufacturing company. Mr. Gould is a director of CytoDyn, Inc. Mr. Gould holds a B.S. in Business Administration from the University of Colorado, Boulder and is a Certified Public Accountant in the State of Colorado.

Ronald R. Dilling has been our Vice President, Manufacturing Operations since our acquisition of some assets of the Celliance division of Serologicals Corporation in January 2006 where he served as the Managing Director of Manufacturing Operations for 17 years. Mr. Dilling has over 33 years of professional experience in the life sciences industry in operations and production. Before joining Serologicals Corporation, he worked at Hazelton Biologics (JRH BioSciences) as its Director of Operations and Gibco Laboratories (Invitrogen) as its Production Laboratories Manager.

Katheryn E. Shea has been our Vice President, BioServices Operations since 2006. From 2004 to 2006, Ms. Shea was our Director of Repository Operations and prior to our acquisition of Boston Biomedica, Inc. (“BBI”) in 2004, she held the same position at BBI from 2000 to 2004. She served as Scientific Reviewer for the National Institute of Allergy and Infectious Diseases from 2003 to 2005, as Councilor for the International Society for Biological and Environmental Repositories from 2002 to 2003 and Secretary Treasurer from 2004 to 2007. Ms. Shea earned her B.S. in Biology with a minor in Chemistry from Mount Saint Mary’s College in Maryland.

William J. Smutny has been our Vice President, Sales and Marketing since November 2006. Prior to joining SeraCare, Mr. Smutny served as Vice President, Sales & Marketing for PML Microbiologicals, a private company serving the clinical, biotech, pharmaceutical and research markets worldwide from 2001 to 2006. Mr. Smutny holds a M.S. degree in Physiology and a B.A. in Biology from West Virginia University.

CORPORATE GOVERNANCE

Board Meetings and Participation

Our Board of Directors held 15 regular meetings and no special meetings during fiscal 2008. Each of the directors attended at least 75% of the total number of meetings of the Board held while he or she was a director and of each committee on which he or she served during the period in which he or she served as a member of that committee. Our Board has established the committees described below, and may establish others from time to time. The Company encourages our directors to attend the annual meeting of stockholders and believes that attendance at the annual meeting of stockholders is just as important as attendance at meetings of the Board of Directors and its committees. All of the members of the Board of Directors are currently expected to attend the Annual Meeting.

Director Independence

Our Board of Directors has determined that all of our current non-employee directors, namely Eugene I. Davis, Samuel D. Anderson, Sarah L. Murphy and Jill Tillman meet the independence requirements of NASDAQ Rule 4200(a)(15). Ms. Vogt is not considered an independent director as she is the President and Chief Executive Officer of the Company.

Our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee consist solely of independent directors, as defined by the NASDAQ Stock Market (“NASDAQ”). The members of our Audit Committee also meet the additional Securities and Exchange Commission (“SEC”) and NASDAQ independence and experience requirements applicable specifically to members of the Audit Committee. In addition, all of the members of our Compensation Committee are “non-employee directors” within the meaning of the rules of Section 16 of the Securities Exchange Act of 1934, as amended.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Current copies of the charters of each of the committees are available in the “Investor Relations-Corporate Governance” section of our website at www.seracare.com.

The members, functions and other information about the committees of our Board are as follows:

Audit Committee

The Audit Committee assists our Board of Directors in overseeing the accounting and financial reporting processes of the Company and has general responsibility for oversight and review of the accounting and financial reporting practices, systems of internal controls and accounting and audit activities of our Company. The Audit Committee acts pursuant to a written charter. The Audit Committee Charter was adopted by our Board of Directors on May 18, 2007. The members of the Audit Committee are Eugene I. Davis (Chair), Sarah L. Murphy and Jill Tillman. Our Board of Directors has determined that each of the members of the Audit Committee qualifies as an “independent” director under The NASDAQ rules applicable to members. The Board of Directors has determined that Eugene I. Davis is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. Furthermore, as required by the rules and regulations of the SEC, no member of the Audit Committee receives, directly or indirectly, any consulting, advisory, or other compensatory fees from SeraCare other than Board and committee fees and grants of stock options. The Audit Committee held 9 meetings during fiscal 2008. A copy of the report of the Audit Committee is contained in this proxy statement.

Compensation Committee

The Compensation Committee oversees the Company’s compensation and employee benefit plans and practices and discharges the responsibilities of the Board relating to compensation of the Company’s Chief Executive Officer. The Compensation Committee acts pursuant to a written charter. The Compensation Committee Charter was adopted by the Board of Directors on May 18, 2007. The members of the

Compensation Committee are Jill Tillman (Chair), Samuel D. Anderson and Sarah L. Murphy. The Compensation Committee held 4 meetings during fiscal 2008. A copy of the report of the Compensation Committee is contained in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors, develops and recommends to the Board a set of corporate governance principles applicable to our Company and takes such other actions within the scope of its charter as the Nominating and Corporate Governance Committee deems necessary or appropriate. The Nominating and Corporate Governance Committee Charter was adopted by the Board of Directors on May 18, 2007 and amended on November 14, 2007. The members of the Nominating and Corporate Governance Committee are Samuel D. Anderson (Chair), Eugene I. Davis and Sarah L. Murphy. The Nominating and Corporate Governance Committee held 3 meetings during fiscal 2008.

In identifying and recommending nominees for positions on the Board of Directors, the Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under “Board Membership Criteria” in the Company’s Corporate Governance Guidelines namely: (1) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and (2) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Committee may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with the Company and independence from management and the Company. The Nominating and Corporate Governance Committee also may seek to have the Board represent a diversity of backgrounds, experience, gender and race.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company, the composition of the Board of Directors and the requirements of the By-laws. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating and Corporate Governance Committee want to seriously consider and move toward nomination, the Chair of the Nominating and Corporate Governance Committee enters into a discussion with that candidate. Based on these considerations, the Committee unanimously recommended to the Board of Directors the re-election of each of Eugene I. Davis, Samuel D. Anderson, Sarah L. Murphy, Jill Tillman and Susan L.N. Vogt.

The Nominating and Corporate Governance Committee does not have a formal written policy with regard to candidates recommended by stockholders for membership on the Board of Directors, but will consider nominations from stockholders and evaluate a candidate in the same manner as it evaluates all other nominees. Stockholders who wish to submit candidates for director for consideration by the Nominating and Corporate Governance Committee for election at SeraCare’s 2010 Annual Meeting of Stockholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by SeraCare’s By-laws, to Gregory A. Gould, Secretary, SeraCare Life Sciences, Inc., 37 Birch Street, Milford, Massachusetts 01757. The notice requirements for our 2010 Annual Meeting of Stockholders are described in “Stockholder Proposals” in this proxy statement.

Stockholder Communications with our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (508) 244-6400. However, stockholders who wish to address questions or concerns regarding our business directly with the Board of Directors, or any individual director, should direct questions in writing to SeraCare Life Sciences, Inc., Attention: Corporate Secretary, 37 Birch Street, Milford, Massachusetts 01757. Questions and concerns will be forwarded directly to the appropriate directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the compensation discussion and analysis required by Item 402(b) of Regulation S-K, which appears below, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the compensation discussion and analysis be included in our Proxy Statement.

COMPENSATION COMMITTEE
Jill Tillman (Chair)
Samuel D. Anderson
Sarah L. Murphy

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Philosophy

Primary Objectives

The Company’s executive compensation program is designed to attract, retain and motivate executive officers capable of leading the Company to achieve its business objectives. The focus is to tie short and long-term cash and equity incentives to achievement of measurable individual and corporate performance objectives and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executive officers’ overall compensation to our financial and operational performance.

Benchma
rking for Compensation

Management initially develops the Company’s compensation plans by utilizing publicly available compensation data and subscription compensation survey data. For benchmarking executive compensation, the Compensation Committee may review the compensation data from a representative group of approximately 20 national and regional companies in its industry. The representative companies that the committee may review are Bio-Reference Laboratories, Inc., Albany Molecular Research, Inc., Caliper Life Sciences, Inc., Heska Corporation, Clinical Data, Inc., ViaCell, Inc., Enzo Biochem, Inc., CuraGen Corporation, Clarient, Inc., Ore Pharmaceuticals, Inc., Encorium Group, Inc., Repligen Corporation, CombinatoRx, Inc., Dyax Corp, ArQule, Celldex Immunotherapeutics, Inc., Exact Sciences Corporation, Acusphere, Inc., StemCells, Inc. and Alseres Pharmaceuticals, Inc. The Compensation Committee believes that the practices of this “peer group” of companies provide it with appropriate compensation benchmarks because their organizational structures, revenues or market capitalizations are similar to those of the Company.

Pay-for-Performance Philosophy

Based on these data, the Compensation Committee has approved a pay-for-performance compensation philosophy that is intended to identify the appropriate ranges for a competitive compensation program, with the intent of targeting base, bonus and total compensation for executive officers, including the Chief Executive Officer, in the mid-range of our peer group with variations above or below these ranges dependent on individual and corporate performance and the long-term contributions that the executive is expected to make to the Company. The Compensation Committee works within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	The individual’s particular background and circumstances, including training and prior relevant work experience;

•	The individual’s role with the Company and the compensation paid to similar persons in the companies represented in the peer group data that the Compensation Committee reviews;

•	The demand for individuals with the individual’s specific expertise and experience;

•	Performance goals and other expectation for the position;

•	Comparison to other executives within the Company having similar levels of expertise and experience; and

•	Uniqueness of industry skills.

Setting and Assessment of Performance Goals

The Compensation Committee has implemented an annual management incentive program. Under the program, annual performance goals are determined and set forth in writing during the first quarter of each fiscal year for the Company as a whole and for each member of management. Annual corporate goals are proposed by management and approved by the Compensation Committee at the beginning of each fiscal year for that year. These corporate goals target the achievement of specific strategic, operational and financial milestones. Individual goals focus on each officer’s contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each fiscal year. Individual goals vary based on an officer’s business group or area of responsibility. Individual goals are proposed by each executive and approved by his or her direct supervisor. The Chief Executive Officer approves the individual goals proposed by the Company’s other executive officers. The goals of the Chief Executive Officer and her direct reports are approved by the Compensation Committee. Annual salary increases, bonuses and stock option awards granted to the Company’s employees are tied to the achievement of these corporate and individual performance goals. Exceptional corporate performance, combined with exceptional individual performance, will result in high compensation for an executive officer. Corporate or individual performance that does not meet expectations will result in compensation that is lower than targeted.

The Compensation Committee has the discretion to adjust an individual’s goals for the remainder of the year based on circumstances that arise during the course of the year, are out of an officer’s control and negatively affect the officer’s ability to achieve individual goals. This flexibility allows the Compensation Committee to respond to changing conditions while continuing to ensure that management is provided appropriate incentives to perform at a high level. Similarly, if during the year an officer’s work positively affects the achievement of some of his or her individual goals or the Company’s corporate goals, the Compensation Committee may decide to provide a separate bonus to reward the individual.

Executive Compensation Components

The principal elements of management’s compensation are base salary, annual bonus and long-term equity incentives. The Compensation Committee believes that the total executive compensation should be comparable to that of executives in similar positions at companies of similar size. The base salary for each of our executives is fixed at a level the Compensation Committee believes enables the Company to hire and retain individuals in a competitive environment and reward individual performance and contribution to our overall business goals. The Compensation Committee designed the cash incentive bonuses for each of our executives to focus them on achieving key strategic, operational or financial objectives on an annual basis, as described in more detail below. Stock options are used to reward long-term performance, to create an incentive for executive officers to attain multi-year goals and as retention tools. These stock options are intended to produce significant value for each executive if the Company’s performance is outstanding and if the executive has an extended tenure.

Base Salary

Base salaries for executive officers are based on the scope of each individual’s responsibilities and prior work experience, taking into account the competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives at the time of hire. The Compensation Committee believes that executive base salaries should generally track the range of salaries for executives in similar positions and with responsibilities in the companies of similar size to the Company represented in the peer group data the Compensation Committee reviews. In determining base salaries, the Compensation Committee not only considers the short term performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership in the development of the Company.

Generally all employees, including our executive officers, are eligible for an annual adjustment to base salary. The Compensation Committee reviews the base salary of our Chief Executive Officer and other executive officers based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. The individual performance of our executive officers is based on the level of achievement of corporate goals including those related to their respective areas of responsibility as well as the officer’s management and development of people and his or her ability to motivate others, develop the skills necessary to facilitate the growth of SeraCare as it matures and initiate programs to enhance the Company’s growth and success. Our corporate goals target the achievement of financial and operational milestones.

The Compensation Committee also realigns base salaries with market levels for the same positions in companies of similar size to the Company. The Compensation Committee makes recommendations to the full Board of Directors on the base salaries of the Chief Executive Officer and all other executive officers. For all executive officers other than the Chief Executive Officer, the Compensation Committee also considers the recommendations and assessments of the Chief Executive Officer. The Compensation Committee’s recommendations as to increases in base salary for fiscal 2008 were reviewed and approved by the Board of Directors in November 2007. The merit increase for our Chief Executive Officer was 8% of fiscal 2007 base salary. Merit salary increases for other executive officers ranged from 6-8% of fiscal 2007 base salary. Additionally, the Compensation Committee adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

The Company’s compensation program includes eligibility for an annual performance-based cash bonus in the case of all executive officers. The award of an annual bonus creates an incentive for executive officers to achieve desired short-term corporate goals that are in furtherance of the Company’s long-term objectives. The program establishes target bonuses, set as a percentage of base salary, for each position. The target bonus for executive officers includes a weighting of annual corporate and individual performance goals. The bonus is more heavily weighted toward achievement of corporate goals. In fiscal 2008, the target bonuses for our executive officers ranged from 30-75% of their base salary, and the portion of the bonus that was tied to corporate performance was 70%. The Compensation Committee periodically reviews target bonuses as a component of executive compensation against the peer group data and believes the target bonuses for our executive officers are within the appropriate range as a percent of base salary and overall total cash compensation. Non-executive vice presidents and management directors are eligible for a similar performance-based cash bonus. All other employees have target bonuses at a lower percentage of salary, with their actual bonus awards dependent solely on the achievement of corporate goals.

The Compensation Committee makes recommendations to the full Board of Directors as to the annual bonuses to be paid to the Chief Executive Officer and the other executive officers given each officer’s target bonus, relative weighting of corporate and individual goals, and the Compensation Committee’s overall assessment of performance based on achievement of individual and corporate goals. The Board of Directors, based on the recommendation of the Compensation Committee, may increase or decrease an executive’s bonus payment because of mitigating or other factors. These factors include circumstances that may negatively or positively affect an individual’s ability to attain individual or Company performance goals.

The Board of Directors is responsible for determining each executive’s level of achievement against the stated corporate goals based on a recommendation from the Compensation Committee. The achievement level is determined in the first quarter of each year based on the performance in the preceding year. In fiscal 2008, the corporate goals included revenue, operating income and cash flows from operations. The Compensation Committee and the full Board of Directors determined that our level of achievement against fiscal 2008 corporate goals was 55%. Individual performance of an executive officer is assessed based on the level of achievement of individual goals including those related to his or her respective area of responsibility as well as the officer’s management and development of people and his or her ability to motivate others, develop the skills necessary to facilitate the growth of SeraCare as it matures and initiate programs to enhance the Company’s growth and success. Each executive is given a performance ranking based on this assessment. The

Chief Executive Officer conducts the performance reviews for her direct reports and presents the performance data and her recommendations to the Compensation Committee based on the guidelines previously established by management for review. For all executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee and the full Board of Directors determined that each executive officer’s level of achievement against his or her individual goals was 85-133% for fiscal 2008.

Based on the criteria described above, the Board of Directors approved the Compensation Committee’s recommendations as to cash bonuses for our executive officers in November 2008. The annual cash bonus paid to our named executive officers in December 2008 is set forth in the Summary Compensation Table following this report.

In November 2008, the Board of Directors, based upon the recommendation of the Compensation Committee, approved our fiscal 2009 corporate performance goals. The fiscal 2009 corporate performance goals are based on revenue, operating income, and operating cash flows, net of cash used for capital expenditures. These goals are linked to the Board-approved budget for fiscal 2009. For executives, 70% of the bonus is tied to corporate goals and 30% of the bonus is tied to individual goals. The extent to which the executive officers are paid some, all or more than their target bonus for fiscal 2009 will be determined in the manner described above.

Stock Options

The Compensation Committee believes that equity participation is a key component of the Company’s executive compensation program. The Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”) allows the Company to grant stock options, restricted stock and other equity-based awards to executive officers and non-executive employees. Grants of stock options under the 2001 Plan are designed to align the long-term interests of our executives with SeraCare’s shareholders and to assist in the retention of executives. As stock options granted by the Company generally become exercisable over a three-year period, their ultimate value is dependent upon the long-term appreciation of the Company’s stock price and the executive’s continued employment with the Company. In addition, stock options may result in the executive officers holding an equity interest in the Company, thereby providing such persons with the opportunity to share in the future value they are responsible for creating.

The Compensation Committee grants stock options under the 2001 Plan to employees on an annual basis. Eligibility for an option grant and the size of the grant is assessed based on the individual’s overall performance and the number of options previously granted to such person. The annual aggregate value of these awards is set near competitive levels for companies represented in the peer group data the Compensation Committee reviews. Annual stock option grants are reviewed by the Compensation Committee in the first quarter of each year and then submitted to the full Board of Directors for approval. The Company is using stock options as the sole means of granting stock-based incentives to employees, including our Chief Executive Officer and other executive officers.

The executive officers were all granted options to purchase shares of common stock in November 2007, pursuant to the 2001 Plan. Ms. Vogt, Mr. Gould, Mr. Dilling, Ms. Shea, and Mr. Smutny were issued 100,000, 50,000, 40,000, 40,000, and 20,000 options, respectively. Each of these options has an exercise price of $5.38.

The Compensation Committee has recommended and the Board of Directors has approved and adopted, subject to stockholder approval at the annual meeting, a new incentive plan, the SeraCare Life Sciences, Inc. 2009 Equity Incentive Plan. This plan is described in Proposal 2 of this proxy statement.

Other Compensation

We maintain broad-based benefits that are provided to all employees including health insurance, life and disability insurance, dental insurance and a 401(k) plan, including matching contributions.

Relationship among the Primary Components of Compensation

We view the three primary components of our executive compensation as related but distinct. The Compensation Committee reviews total compensation, but does not believe that significant compensation derived from one component of compensation should automatically negate or reduce compensation from other components. We believe that each element of compensation is important for attracting and retaining executives.

The Compensation Committee determines the appropriate level for each compensation component primarily on our view of performance and the peer group data described above. We will, however, also consider internal equity and consistency, the size of the total compensation package and other information we deem relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation, or among different forms of compensation. This is due to the relatively small size of our executive team and the Compensation Committee’s preference for tailoring our overall compensation program to meet the Company’s needs in any particular year and tailoring each executive’s award to motivate, attract and retain that executive, as appropriate given the executive’s role, performance and contributions to achievement of corporate objectives.

Termination-Based Compensation

We have entered into arrangements with our Chief Executive Officer and Chief Financial Officer that provide these executives with payments and benefits under some circumstances in the event their employment is terminated or there is a change in control of the Company. The terms of these agreements are described in “Employment Arrangements” and “Potential Payments Upon Termination or Change in Control”. The agreements generally provide that all stock options will fully vest upon a Change in Control Event (as such term is defined in the section “Potential Payments Upon Termination or Change in Control”). The agreements also provide that if either executive is terminated by the Company without Cause or by the executive for Good Reason (as such terms are defined in the respective employment agreements) following a Change in Control Event, the executive will receive a cash severance payment and the performance bonus she or he would have received for the year in which the termination occurs. In addition, the agreements generally provide for cash payments and the continuation of benefits upon termination by the Company without Cause or by the executive for Good Reason. The Company has an agreement with Mr. Dilling that provides for cash payments upon termination without Cause (as such term is defined in the employment agreement).

The Compensation Committee believes that the payments and benefits that our executive officers may be entitled to receive upon termination and in the event of a change in control are reasonable and consistent with competitive pay practices in the industry. Change in control arrangements help to ensure the stability of our executive management team during mergers, acquisitions and reorganizations. The Compensation Committee also believes that having all of the executive stock options accelerate upon a change in control motivates our executive officers to act in the best interests of the stockholders by removing the distraction of post change in control uncertainties faced by the executive officers with regard to his or her continued employment and compensation. We believe that the change of control provisions provided in the executive officer employment agreements are attractive enough to maintain continuity and retention of key management personnel and are consistent with the Company’s compensation philosophy.

Tax Deductibility of Compensation

Limitations on the deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code of 1986, which generally limits a public company’s tax deduction for compensation paid to its named executive officers to $1 million in any year. In addition, Section 162(m) specifically exempts some performance-based compensation from the deduction limit. The Company will take into account the deductibility of compensation programs when it considers it appropriate to do so but may authorize programs and payments that are not exempt from the deduction limitation of Section 162(m).

Conclusion

Our compensation policies are designed to retain and motivate our executive officers and to ultimately reward them for outstanding individual and corporate performance.

DIRECTOR COMPENSATION

Each of our current non-employee directors receives compensation from us for his or her services as a member of our Board of Directors and its committees. In fiscal 2008, our non-employee directors received the following compensation for service as directors:

	Cash	Stock	Option
	Compensation	Awards (5)	Awards (6)		Total
Name	($)	($)	($)		($)

Eugene I. Davis(1)	$42,012	$9,988	$75,596	(7)	$127,596
Samuel D. Anderson(2)	$28,512	$9,988	$45,358	(8)	$83,858
Sarah L. Murphy(3)	$29,012	$9,988	$45,358	(9)	$84,358
Jill Tillman(4)	$31,512	$9,988	$45,358	(10)	$86,858

The components of the director compensation set forth in the above table are comprised as follows:

(1)	As of September 30, 2008, the last day of our fiscal year, there are options for the purchase of 55,000 shares of common stock, of which 48,750 have vested, issued to Eugene I. Davis.

(2)	As of September 30, 2008, the last day of our fiscal year, there are options for the purchase of 60,000 shares of common stock, of which 56,250 have vested, issued to Samuel D. Anderson.

(3)	As of September 30, 2008, the last day of our fiscal year, there are options for the purchase of 32,500 shares of common stock, of which 28,750 have vested, issued to Sarah L. Murphy.

(4)	As of September 30, 2008, the last day of our fiscal year, there are options for the purchase of 32,500 shares of common stock, of which 28,750 have vested, issued to Jill Tillman.

(5)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2008, in accordance with FAS 123(R), of stock awards pursuant to the 2001 Plan that were made in fiscal 2008. In calculating the amounts disclosed in the table, we used the assumptions described in Note 2 and Note 13 of the Financial Statements included as part of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008. Represents grants to each director of 416 shares of common stock on October 1, 2007, 446 shares of common stock on January 2, 2008, 520 shares of common stock on April 1, 2008, and 526 shares of common stock on July 1, 2008. The value reflected is based on the closing prices of our common stock on the dates of such grants.

(6)	The “Option Awards” value set forth in the table represents the stock-based compensation expense recorded by us in fiscal 2008 for all outstanding stock options held by the named director measured using the Black-Scholes option pricing model at the grant date based on the fair value of the option award. The stock-based compensation expense associated with each option award is recognized on the graded vesting method over the requisite service period, net of estimated forfeitures. In calculating the stock-based compensation expense disclosed in the table, we used the assumptions described in Note 2 and Note 13 of the Financial Statements included as part of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

(7)	Represents the compensation expense in fiscal year 2008 in connection with an option grant to purchase 25,000 shares of common stock, granted on November 14, 2007 at an original exercise price of $5.38.

(8)	Represents the compensation expense in fiscal year 2008 in connection with an option grant to purchase 15,000 shares of common stock, granted on November 14, 2007 at an original exercise price of $5.38.

(9)	Represents the compensation expense in fiscal year 2008 in connection with an option grant to purchase 15,000 shares of common stock, granted on November 14, 2007 at an original exercise price of $5.38.

(10)	Represents the compensation expense in fiscal year 2008 in connection with an option grant to purchase 15,000 shares of common stock, granted on November 14, 2007 at an original exercise price of $5.38.

Cash Compensation

Pursuant to the 2009 Director Compensation Program, each non-employee director will receive an annual cash retainer of $10,000, with our Chairman receiving an additional $10,000. Directors will also receive an additional retainer for serving on the standing committees of the Board of Directors. The annual retainers will be paid in quarterly installments in advance. The annual retainers for participation on a committee are as follows: $7,500, $5,000 and $5,000, respectively, for the chairs of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee; and $5,000, $2,500 and $2,500, respectively, for the non-chair members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Directors are entitled to receive $2,000 for each meeting attended in person and $500 for each meeting attended telephonically. In addition, all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive a cash fee of $2,000 for each committee meeting attended in person and $500 for each meeting attended telephonically, provided the meeting is not in conjunction with another compensated Board meeting.

Stock and Option Awards

The Company will grant all non-employee directors the following stock and option awards under the 2001 Stock Incentive Plan, pursuant to the 2009 Director Compensation Program. All non-employee directors will receive an annual retainer of $10,000 worth of shares of the Company’s common stock. The Company will pay the retainer in quarterly installments in advance, valuing the shares based on the closing price on the first business day of each quarter. Each non-employee director will receive a five-year option to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant, November 21, 2008. Each option will vest quarterly over a period of 12 months. The Chairman of the Board will receive an additional option grant of 10,000 shares subject to the same vesting period and conditions.

Reimbursement of Expenses

We also reimburse all of our non-employee directors for expenses incurred in attending meetings of the Board of Directors and its committees. The amounts set forth in the table do not include reimbursement of expenses.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of Jill Tillman (Chair), Samuel D. Anderson and Sarah L. Murphy. No member of our Compensation Committee has at any time been an officer or an employee of ours. None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of SeraCare, so that they will serve free from undue concerns for liability for actions taken on behalf of the Company. This indemnification is required under our Certificate of Incorporation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation the Company accrued during the fiscal years ended September 30, 2008 and 2007 for (i) our President and Chief Executive Officer, (ii) our Chief Financial Officer and (iii) our three most highly compensated executive officers, other than our President and Chief Executive Officer and our Chief Financial Officer.

SUMMARY COMPENSATION TABLE

					Non-Equity
Name and Principal				Option	Incentive Plan	All Other
Position	Year	Salary	Bonus (2)	Awards (3)	Compensation (4)	Compensation		Total

Susan L.N. Vogt	2008	$377,138	$—	$677,240	$222,775	$4,771	(5)	$1,281,924
President and Chief Executive Officer	2007	$350,000	$—	$1,108,888	$258,563	$971	(5)	$1,718,422
Gregory A. Gould	2008	$269,385	$—	$375,477	$159,126	$43,597	(6)	$847,585
Chief Financial Officer	2007	$250,000	$—	$624,185	$128,437	$133,965	(7)	$1,136,587
Ronald R. Dilling	2008	$205,886	$—	$99,441	$42,470	$3,088	(5)	$350,885
Vice President, Manufacturing Operations	2007	$194,038	$18,500	$72,097	$24,255	$2,306	(5)	$311,196
Katheryn E. Shea	2008	$173,504	$—	$67,435	$35,790	$2,603	(5)	$279,332
Vice President, BioServices Operations	2007	$161,705	$12,000	$8,863	$18,855	$1,903	(5)	$203,326
William J. Smutny(1)	2008	$195,590	$—	$114,498	$37,706	$22,274	(8)	$370,068
Vice President, Sales and Marketing	2007	$169,346	$—	$145,194	$30,990	$55,807	(7)	$401,337

(1)	William J. Smutny joined SeraCare in November 2006.

(2)	Represents retention bonuses paid in March 2007.

(3)	The “Option Awards” value set forth in the table represents the stock-based compensation expense recorded by us in 2008 for all outstanding stock options held by the named executive officer measured using the Black-Scholes option pricing model at the grant date based on the fair value of the option award. The stock-based compensation expense associated with each option award is recognized on graded vesting method over the requisite service period, net of estimated forfeitures. In calculating the stock-based compensation expense disclosed in the table, we used the assumptions described in Note 2 and Note 13 of the Financial Statements included as part of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

(4)	Bonus amounts for performance during the fiscal year ended September 30, 2008 were approved by the Board of Directors in November 2008 and paid in December 2008.

(5)	Represents our contributions to executive officer 401(k) accounts.

(6)	Represents $3,224 of contributions to executive officer 401(k) accounts and $40,373 of relocation benefits.

(7)	Represents relocation benefits.

(8)	Represents $2,774 of contributions to executive officer 401(k) accounts and $19,500 of relocation benefits.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based equity awards during the fiscal year ended September 30, 2008 held by the executive officers named in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS

				All Other Option
				Awards: Number of
			Date Board of	Securities	Exercise Price of	Grant Date Fair
			Directors Approved	Underlying	Option Awards	Value of Option
Name	Grant Date		Grant	Options (#)	($/Share)	Awards

Susan L.N. Vogt	11/14/07		11/14/07	100,000	$5.38	$320,627
President and Chief Executive Officer
Gregory A. Gould	11/14/07		11/14/07	50,000	$5.38	$160,314
Chief Financial Officer
Ronald R. Dilling	11/14/07		11/14/07	40,000	$5.38	$128,251
Vice President, Manufacturing Operations
Katheryn E. Shea	11/20/07	(1)	11/14/07	40,000	$5.40	$128,125
Vice President, BioServices Operations
William J. Smutny	11/14/07		11/14/07	20,000	$5.38	$64,125
Vice President, Sales and Marketing

(1)	Option grant date was effective upon compliance with Blue Sky requirements in Maryland.

Fiscal Year 2008 Equity Awards

The stock option award disclosed in the Grants of Plan-Based Awards table was issued under our Amended and Restated 2001 Equity Incentive Plan and was granted with an exercise price per share equal to the fair market value of our common stock on the date of the grant.

Employment Arrangements

Susan L.N. Vogt, President and Chief Executive Officer

On July 14, 2006, the Company entered into an employment agreement with Susan L.N. Vogt pursuant to which Ms. Vogt would serve as the Company’s President and Chief Executive Officer. The Company amended and restated the agreement on December 22, 2008. The employment agreement provides for an initial three-year term expiring on the third anniversary of the effective date of the agreement. The term will be automatically extended for an additional one-year period on that date (and on each subsequent anniversary of the effective date of the agreement) unless either party gives written notice of its intent not to extend the term. The agreement provides for an annual base salary of $350,000 and an annual incentive bonus opportunity based on the achievement of performance objectives to be established by the Board (or the Compensation Committee). Ms. Vogt’s target incentive bonus amount will be not less than 75% of her base salary. Ms. Vogt is entitled to at least four weeks vacation per year and to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s employees generally. The Company would also reimburse Ms. Vogt up to $175,000, including tax gross up, for costs and expenses associated with relocating to the area in which its principal offices are located. As a condition of employment, Ms. Vogt has entered into a non-competition agreement pursuant to which she has agreed to not compete with SeraCare or to solicit customers or employees of SeraCare for a period of one year after the termination of her employment.

If Ms. Vogt’s employment with the Company is terminated by the Company without Cause or by Ms. Vogt for Good Reason (as such terms are defined in the employment agreement), subject to Ms. Vogt’s delivery of a release of claims in favor of the Company, Ms. Vogt will be entitled to a severance benefit equal to (i) one times her base salary at the annualized rate in effect on her severance date, (ii) a pro-rated amount of her incentive bonus for the year in which her severance date occurs, (iii) the cost of COBRA premiums for continued medical insurance coverage for Ms. Vogt and her dependents until the first anniversary of her severance date (or, earlier, under the circumstances set forth in her employment agreement), (iv) immediately prior to her severance date, full vesting of all stock options granted to Ms. Vogt and (v) reimbursement, in an amount not to exceed $50,000, for executive outplacement services, if any, received by Ms. Vogt. In the event Ms. Vogt is terminated by the Company without Cause or Ms. Vogt terminates her employment for Good Reason in connection with or following a Change in Control Event (as such term is defined in the section “Potential Payments Upon Termination or Change in Control”), Ms. Vogt shall receive the severance benefits outlined above except that the amount paid pursuant to clause (i) above would be equal to one and one-half times her base salary at the annual rate in effect on her severance date and the amount otherwise payable pursuant to clause (ii) above would be increased by one and one-half times Ms. Vogt’s target incentive bonus for the year in which the severance occurs. The severance benefits determined pursuant to clauses (i) and (ii) above would be paid by the Company in a single lump sum not later than 30 days after Ms. Vogt’s severance. Ms. Vogt may also be entitled to an additional tax gross-up payment for any excise tax imposed on “excess parachute payments” under Section 4999 of the Internal Revenue Code.

If the Company provides notice of its election not to renew the term of Ms. Vogt’s employment agreement, Ms. Vogt will be entitled to the severance benefits described in the preceding paragraph commencing upon the expiration of the term of the employment agreement.

Gregory A. Gould, Chief Financial Officer

On August 16, 2006, the Company entered into an employment agreement with Gregory A. Gould pursuant to which Mr. Gould would serve as the Company’s Chief Financial Officer. The Company amended and restated the agreement on December 22, 2008. The employment agreement provides for an initial three-year term expiring on the third anniversary of the effective date of the agreement. The term will be automatically extended for an additional one-year period on that date (and on each subsequent anniversary of the effective date of the agreement) unless either party gives written notice of its intent not to extend the term. The employment agreement provides for an annual base salary of $250,000 and an annual incentive bonus opportunity based on the achievement of performance objectives to be established by the Board (or the Compensation Committee). Mr. Gould’s target incentive bonus amount will be not less than 75% of his base salary. Mr. Gould is entitled to at least four weeks vacation per year and to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s employees generally. The Company will pay or reimburse Mr. Gould up to $175,000, including tax gross up, for costs and expenses associated with relocating his permanent residence to the area in which the Company’s principal offices are located. As of September 30, 2008, Mr. Gould has received $174,338 in connection with such relocation costs and expenses. Mr. Gould was also entitled to a $15,000 signing bonus, which he received in October 2006. As a condition of employment, Mr. Gould has entered into a non-competition agreement pursuant to which he has agreed to not compete with SeraCare or to solicit customers or employees of SeraCare for a period of one year after the termination of his employment.

If Mr. Gould’s employment with the Company is terminated by the Company without Cause or by Mr. Gould for Good Reason (as such terms are defined in the employment agreement), subject to Mr. Gould’s delivery of a release of claims in favor of the Company, Mr. Gould will be entitled to a severance benefit equal to (i) one times his base salary at the annualized rate in effect on his severance date, (ii) a pro-rated amount of his incentive bonus for the year in which his severance date occurs, (iii) the cost of COBRA premiums for continued medical insurance coverage for Mr. Gould and his dependents until the first anniversary of his severance date (or, earlier, under the circumstances set forth in the employment agreement), (iv) immediately prior to his severance date, full vesting of all stock options granted to Mr. Gould and reimbursement, in an amount not to exceed $36,000, for executive outplacement services, if any, received by

Mr. Gould. In the event Mr. Gould is terminated by the Company without Cause or Mr. Gould terminates his employment for Good Reason in connection with or following a Change in Control Event (as such term is defined in the section “Potential Payments Upon Termination or Change in Control”), Mr. Gould shall receive the severance benefits outlined above except that the amount paid pursuant to clause (i) above would be equal to one and one-half times his base salary at the annual rate in effect on his severance date and the amount otherwise payable pursuant to clause (ii) above would be increased by one and one-half times Mr. Gould’s target incentive bonus for the year in which the severance occurs. The severance benefits determined pursuant to clauses (i) and (ii) above would be paid by the Company in a single lump sum not later than thirty (30) days after Mr. Gould’s severance. Mr. Gould may also be entitled to an additional tax gross-up payment for any excise tax imposed on “excess parachute payments” under Section 4999 of the Internal Revenue Code.

If the Company provides notice of its election not to renew the term of Mr. Gould’s employment agreement, Mr. Gould will be entitled to the severance benefits described in the preceding paragraph commencing upon the expiration of the term of the employment agreement.

Ronald R. Dilling, Vice President, Manufacturing Operations

On February 1, 2008, the Company entered into an employment agreement with Ronald R. Dilling pursuant to which Mr. Dilling would serve as the Company’s Vice President of Operations. The agreement provides for an annual base salary of $205,750 and entitles Mr. Dilling to at least four weeks vacation per year and to participate in the Company’s bonus, incentive and other benefit plans on terms consistent with those applicable to the Company’s employees generally. Pursuant to the agreement, Mr. Dilling has agreed to not compete with SeraCare or to solicit customers or employees of SeraCare during his employment and for a period of one year after the termination of his employment.

If the Company terminates Mr. Dilling’s employment without Cause (as such term is defined in the agreement), subject to Mr. Dilling’s delivery of a release of claims in favor of the Company and provided no benefits are payable to the executive under a separate severance agreement as a result of such termination, Mr. Dilling is entitled to six months of base salary following the date of termination. Mr. Dilling may terminate his employment at any time upon 30 days notice to the Company. In such event the Company may waive the period of notice and if the Company so elects, it will pay Mr. Dilling his base salary for the initial 30 days of the notice period (or for any remaining portion of such period).

Katheryn E. Shea, Vice President, BioServices Operations

Katheryn E. Shea has an oral agreement with the Company pursuant to which Ms. Shea serves as the Company’s Vice President, BioServices Operations. Her base salary earned for fiscal 2008 is $173,504 and she is eligible for an annual incentive bonus based on the achievement of performance objectives to be established by the Board (or Compensation Committee). Ms. Shea is an at-will employee and therefore is not entitled to receive any severance payments upon termination or upon a change in control of the Company.

William J. Smutny, Vice President, Sales and Marketing

William J. Smutny has an oral agreement with the Company pursuant to which Mr. Smutny serves as the Company’s Vice President, Sales and Marketing. His base salary earned for fiscal 2008 is $195,590 and he is eligible for an annual incentive bonus based on the achievement of performance objectives to be established by the Board (or Compensation Committee). Mr. Smutny is an at-will employee and therefore is not entitled to receive any severance payments upon termination or upon a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options outstanding on September 30, 2008 to each of the executive officers named in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS

	Number of
	Securities Underlying
	Unexercised Options (#)			Option Exercise	Option Expiration
Name	Exercisable	Unexercisable		Price ($)	Date

Susan L.N. Vogt	300,000	150,000	(1)	$6.00	8/25/2016
President and Chief Executive Officer	—	100,000	(2)	$5.38	11/14/2012
Gregory A. Gould	83,333	166,667	(3)	$5.80	10/3/2016
Chief Financial Officer	—	50,000	(2)	$5.38	11/14/2012
Ronald R. Dilling	26,666	13,334	(4)	$5.45	2/7/2011
Vice President, Manufacturing Operations	—	40,000	(2)	$5.38	11/14/2012
Katheryn E. Shea	6,000	—		$5.45	1/31/2010
Vice President, BioServices Operations	—	40,000	(5)	$5.40	11/20/2012
William J. Smutny	23,333	46,667	(6)	$6.18	11/1/2011
Vice President, Sales and Marketing	—	40,000	(2)	$5.38	11/14/2012

(1)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of August 25, 2006.

(2)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of November 14, 2007.

(3)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of October 3, 2006.

(4)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of February 8, 2006.

(5)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of November 20, 2007.

(6)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of November 1, 2006.

Options Exercised and Stock Vested

None of our executive officers named in the Summary Compensation Table exercised any stock options during the fiscal year ended September 30, 2008.

Pension Benefits

We do not have any qualified or nonqualified defined benefit plans.

Nonqualified Defined Contribution Plan

We do not have any nonqualified defined contribution plans.

Potential Payments Upon Termination or Change in Control

We have entered into agreements and maintain a stock incentive plan that may require us to make payments and provide benefits to some of the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change in control. See “Employment Arrangements” above for a description of the severance and change in control arrangements for Ms. Vogt, Mr. Gould and Mr. Dilling. Each of Ms. Vogt and Mr. Gould will only be eligible to receive severance payments if each officer signs a general release of claims. In addition, if Ms. Vogt or Mr. Gould materially breach any of his or her obligations under his or her confidentiality agreement or non-competition agreement at any time, he or she will no longer be entitled to severance payments. The term of each of Ms. Vogt’s and Mr. Gould’s confidentiality agreement and non-competition agreement is the term of the executive’s employment plus a period of one year thereafter. Each of Ms. Vogt’s and Mr. Gould’s confidentiality and non-competition agreements may be waived by a written instrument signed by the party waiving compliance.

The tables below summarize the potential payments to each of Ms. Vogt, Mr. Gould and Mr. Dilling assuming that the executive officer is terminated not for Cause, resigns for Good Reason, or upon the consummation of a Change in Control Event (as each term is defined in the respective employment agreements). The tables assume that the event occurred on September 30, 2008, the last day of our fiscal year. The closing price of the Company’s stock on The NASDAQ Capital Market as of September 30, 2008 was $2.99.

Under Ms. Vogt’s and Mr. Gould’s employment agreements, a Change in Control Event is defined as:

(i)	the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change in Control Event under clause (ii);

(ii)	the consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company’s business and/or assets as an entirety to, one or more entities that are not Subsidiaries (as defined below), (a “Business Combination”), unless (A) as a result of the Business Combination at least 50% of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a parent thereof (the “Successor Entity”) immediately after the reorganization are, or will be, owned, directly or indirectly, in substantially the same proportions, by shareholders of the Company immediately before the Business Combination; and (B) no person (as defined in clause (iii) below, but excluding the Successor Entity or an Excluded Person (as defined below)) beneficially owns, directly or indirectly, more than 50% of the outstanding shares of the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (C) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

(iii)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an Excluded Person (as such term is defined below) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company, other than as a result of (A) an acquisition directly from the Company, (B) an acquisition by the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity, or an acquisition by any entity pursuant to a transaction which is expressly excluded under clause (ii) above; or

(iv)	during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

As used in the Change of Control definition above, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation, and “Excluded Person” means (1) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (2) the Company, or (3) an employee benefit plan (or related trust) sponsored or maintained by the Company or the successor entity.

Susan L.N. Vogt, President and Chief Executive Officer

			Termination Not for
			Cause or Resignation
			for Good Reason in
	Termination Not for		Connection With or
	Cause or Resignation		Following a Change
	for Good Reason		In Control Event

Base salary	$378,000	(3)	$567,000	(8)
Bonus	$283,500	(4)	$425,250	(9)
Benefits	$17,468	(5)	$17,468	(5)
Number of Stock Options	250,000	(6)	250,000	(6)
Value Upon Termination(1)	$—		$—
Excise Tax Gross Up(2)	$—		$—
Other Benefits	$50,000	(7)	$50,000	(7)
Total	$728,968		$1,059,718

(1)	Assuming the options do not continue following a Change in Control Event, the options would have no value upon termination as the fair market value of the Company’s common stock was $2.99 as of September 30, 2008 and the exercise prices of Ms. Vogt’s options range from $5.38 to $6.00.

(2)	For purposes of these computations, we have assumed that regular salary and bonus under Ms. Vogt’s employment agreement are not included as contingent upon a change in control event even though paid pursuant to agreements entered into by the Company within one year of September 30, 2008.

(3)	Last monthly base salary prior to the termination for a period of 12 months following the date of termination.

(4)	Amount of pro-rated target incentive bonus for the period from October 1, 2007 to September 30, 2008. Pursuant to Ms. Vogt’s employment agreement, the incentive bonus shall be equal to at least 75% of Ms. Vogt’s base salary.

(5)	Payment of premium cost of participation in our health and/or dental insurance plans for 12 months.

(6)	All unvested options held by Ms. Vogt will become fully vested in the event of termination by us not for Cause, termination by Ms. Vogt for Good Reason or involuntary termination in connection with or following a Change in Control Event.

(7)	Reimbursement of up to $50,000 for executive outplacement services.

(8)	Last monthly base salary prior to the termination for a period of 18 months following the date of termination.

(9)	Amount of pro-rated target incentive bonus for the period from October 1, 2007 to September 30, 2008 multiplied by 1.5.

Gregory A. Gould, Chief Financial Officer

			Termination Not for
			Cause or Resignation
			for Good Reason in
	Termination Not for		Connection With or
	Cause or Resignation		Following a Change
	for Good Reason		in Control Event

Base salary	$270,000	(3)	$405,000	(8)
Bonus	$202,500	(4)	$303,750	(9)
Benefits	$17,468	(5)	$17,468	(5)
Number of Stock Options	216,667	(6)	216,667	(6)
Value Upon Termination(1)	$—		$—
Excise Tax Gross Up(2)	$—		$—
Other Benefits	$36,000	(7)	$36,000	(7)
Total	$525,968		$762,218

(1)	Assuming the options do not continue following a Change in Control Event, the options would have no value upon termination as the fair market value of the Company’s common stock was $2.99 as of September 30, 2008 and the exercise prices of Mr. Gould’s options range from $5.38 to $5.80.

(2)	For purposes of these computations, we have assumed that regular salary and bonus under Mr. Gould’s employment agreement are not included as contingent upon a change in control event even though paid pursuant to agreements entered into by the Company within one year of September 30, 2008.

(3)	Last monthly base salary prior to the termination for a period of 12 months following the date of termination.

(4)	Amount of pro-rated target incentive bonus for the period from October 1, 2007 to September 30, 2008. Pursuant to Mr. Gould’s employment agreement, the incentive bonus shall be equal to at least 75% of Mr. Gould’s base salary.

(5)	Payment of premium cost of participation in our health and/or dental insurance plans for 12 months.

(6)	All options held by Mr. Gould will become fully vested in the event of termination by us not for Cause, termination by Mr. Gould for Good Reason or involuntary termination in connection with or following a Change in Control Event.

(7)	Reimbursement of up to $36,000 for executive outplacement services.

(8)	Last monthly base salary prior to the termination for a period of 18 months following the date of termination.

(9)	Amount of pro-rated target incentive bonus for the period from October 1, 2007 to September 30, 2008 multiplied by 1.5.

Ronald R. Dilling, Vice President, Manufacturing Operations

	Termination Not for Cause

Base salary	$102,875	(1)

Total	$102,875

(1)	Last monthly base salary prior to the termination for a period of 6 months following the date of termination.

2001 Stock Option Plan

Our Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”) was initially approved and adopted in September 2001. The 2001 Plan, as amended, was most recently approved by the shareholders on February 27, 2008 and was most recently amended on October 17, 2008. Stock options granted under the 2001

Plan ordinarily expire at termination of employment if not vested and, unless termination is for cause, continue to be exercisable for up to three months (12 months in the case of termination by reason of death, disability or retirement as defined) to the extent vested. If a non-employee’s director’s service on the Board of Directors terminates, any options held may be exercised for a period of six months after the date of termination or until the expiration of the stated term of such option, whichever first occurs.

In connection with any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, merger, combination, consolidation, or other reorganization, spin-off, split-up or similar extraordinary dividend distribution in respect of the common stock, any exchange of common stock, or any similar, unusual or extraordinary corporate transaction in respect of the common stock, or a sale of all or substantially all of the common stock or of the assets of the Company, the Compensation Committee, to the extent (if any) it deems it appropriate and equitable under the circumstances to do so, will make adjustments to the 2001 Plan and outstanding awards, including maximum share limits, and will provide for cash payments or for the assumption, substitution or exchange of awards, options and other rights to acquire common stock that are outstanding immediately prior to a dissolution, acquisition or change in control event (as defined in the 2001 Plan), of the Company will terminate, subject to any provision by the Compensation Committee for their survival, substitution, assumption, exchange or other settlement.

In anticipation of a Change in Control Event (as defined in the 2001 Plan), the Compensation Committee may accelerate the vesting and exercisability, as applicable, of any or all outstanding awards to any date within 30 days prior to or concurrent with the occurrence of the change in control event, shorten the term of outstanding awards to the date of the occurrence of such change in control event or cancel any outstanding awards and pay to the holders thereof, in cash or shares of common stock, the value of such awards based upon the price per share of common stock received or to be received by other stockholders of the Company in the change in control event.

The Compensation Committee has recommended and the Board of Directors has approved and adopted, subject to stockholder approval at the annual meeting, a new incentive plan, the SeraCare Life Sciences, Inc. 2009 Equity Incentive Plan. This plan is described in Proposal 2 of this proxy statement.

Option Agreements

In conjunction with the execution of each of Ms. Vogt’s and Mr. Gould’s employment agreements, each of Ms. Vogt and Mr. Gould was granted a nonqualified stock option to purchase 450,000 shares and 250,000 shares, respectively, of the Company’s common stock. These options were not granted pursuant to the 2001 Plan. The terms and conditions provide for vesting upon termination without Cause, for Good Reason or upon the occurrence of a Change in Control Event (as such terms are defined in the respective employment agreements). Upon termination without Cause, for Good Reason, or upon occurrence of a Change in Control Event, the then-outstanding and otherwise unvested portion of each option shall become fully vested and shall be exercisable for a period of 12 months following the date of termination. Each of the options may be terminated upon a breach of the non-competition agreement entered into in connection with each of Ms. Vogt’s and Mr. Gould’s employment agreements. Upon or prior to the occurrence of a Change in Control Event, the then-outstanding and otherwise unvested portion of each option shall become fully vested.

We have also entered into option agreements with Ms. Vogt, Mr. Gould, Mr. Dilling, Mr. Smutny and Ms. Shea for the options issued under the 2001 Plan as represented in the Outstanding Equity Awards at Fiscal Year End table. The terms and conditions for each of these options provides that the options, if not previously exercised, shall terminate upon (1) the executive’s termination of employment or (2) the termination of the option as provided under the 2001 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of December 1, 2008, except as otherwise indicated in the footnotes to the following table, with respect to the beneficial ownership of our common stock, (i) by each person known to us to own beneficially more than five percent of our common stock, (ii) by each executive officer and each current director, and (iii) by all officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of December 1, 2008 pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 18,569,660 shares of common stock outstanding on December 1, 2008.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o SeraCare Life Sciences, Inc., 37 Birch Street, Milford, Massachusetts 01757.

		Percentage of
	Number of Shares	Common Stock
Beneficial Owner	Beneficially Owned	Beneficially Owned

5% or Greater Stockholders
Funds managed by Harbinger(1)	4,321,372	23%
Ashford Capital Management, Inc.(2)	2,469,507	13%
Funds managed by Black Horse Capital(3)	1,094,587	6%
T. Rowe Price Associates, Inc.(4)	1,000,000	5%
Named Executive Officers and Directors
Susan L.N. Vogt(5)	333,333	2%
Gregory A. Gould(6)	183,332	*
Ronald R. Dilling(7)	40,000	*
Katheryn E. Shea(8)	19,818	*
William J. Smutny(9)	53,332	*
Eugene I. Davis(10)	57,928	*
Samuel D. Anderson(11)	289,238	2%
Sarah L. Murphy(12)	35,428	*
Jill Tillman(13)	37,374	*
All current executive officers and directors as a group (9 persons)(14)	1,049,783	5%

*	Indicates beneficial ownership of less than one percent.

(1)	The address for Harbinger Capital Partners Master Fund I, Ltd. (the “Harbinger Master Fund”) is c/o International Fund Services (Ireland) Limited, Third Floor, Bishop’s Square, Redmond’s Hill, Dublin 2, Ireland. The address for Harbinger Capital Partners Special Situations Fund, L.P. (“the Harbinger Special Fund”) is 555 Madison Avenue, 16th Floor, New York, New York, 10022. Harbinger Master Fund has the shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 3,670,843 shares and Harbinger Special Fund has the shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 650,529 shares.

(2)	The address for Ashford Capital Management, Inc. is P.O. Box 4172, Wilmington, DE 19807. 2,469,507 shares of common stock are held of record by clients of Ashford Capital Management, Inc.

(“Ashford”), and Ashford, in its capacity as investment advisor, may be deemed to have beneficial ownership of all the shares.

(3)	The address for Black Horse Capital LP and Black Horse Capital (QP) LP is 338 Sharon Amity Rd., #202, Charlotte, NC 28211 and the address for Black Horse Capital Offshore Ltd. is c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. Black Horse Capital LP has the shared power to vote or direct the vote of 670,910 shares beneficially owned by such fund, Black Horse Capital (QP) LP has the shared power to vote or direct the vote of 241,930 shares beneficially owned by such fund and Black Horse Capital Offshore Ltd. has the shared power to vote or direct the vote of 181,747 shares beneficially owned by such fund.

(4)	The address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD, 21202. According to a Schedule 13F filed by T. Rowe Price on November 14, 2008, 1,000,000 shares of common stock are held of record by clients of T. Rowe Price, and T. Rowe Price in its capacity as investment advisor may be deemed to have beneficial ownership of all of these shares.

(5)	Consists of 333,333 shares of common stock underlying options exercisable within 60 days of December 1, 2008.

(6)	Consists of 183,332 shares of common stock underlying options exercisable within 60 days of December 1, 2008.

(7)	Consists of 40,000 shares of common stock underlying options exercisable within 60 days of December 1, 2008.

(8)	Consists of 485 shares of common stock and 19,333 shares of common stock underlying options exercisable within 60 days of December 1, 2008.

(9)	Consists of 53,332 shares of common stock underlying options exercisable within 60 days of December 1, 2008.

(10)	Consists of 2,928 shares of common stock and 55,000 shares of common stock underlying options exercisable within 60 days of December 1, 2008.

(11)	Consists of 229,238 shares of common stock and 60,000 shares of common stock underlying options exercisable within 60 days of December 1, 2008.

(12)	Consists of 2,928 shares of common stock and 32,500 shares of common stock underlying options exercisable within 60 days of December 1, 2008.

(13)	Consists of 4,874 shares of common stock and 32,500 shares of common stock underlying options exercisable within 60 days of December 1, 2008.

(14)	See footnotes 4-12 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We did not engage in any transactions during fiscal year 2008 with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

Executive Compensation

We have entered into employment agreements with our executive officers. For a detailed description of these employment agreements, see “Executive Compensation-Employment Arrangements.” We have also entered into option agreements with each of our executive officers. For a detailed description of these agreements, see “Executive Compensation-Option Agreements.” Please see “Executive Compensation-Summary Compensation Table” for additional information regarding compensation of our executive officers.

Director Compensation

Please see “Executive Compensation-Director Compensation” for a discussion of options granted and payments made to our non-employee directors.

Review and Approval of Related Party Transactions

The charter of the Audit Committee of our Board of Directors requires it to review and approve all related person transactions. We have not adopted any specific policies and procedures with respect to the Audit Committee’s review and approval of such transactions. The Audit Committee will review and consider related person transactions on an ad hoc basis and factor all relevant facts and circumstances into its decision of whether or not to approve such transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other of our equity securities. Officers, directors and greater than ten percent stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

For the period from October 1, 2007 to September 30, 2008, the following directors and officers of the Company did not timely file with the SEC the following reports regarding changes in beneficial ownership pursuant to Section 16(a) of the Securities Exchange Act of 1934:

•	Eugene I. Davis, Samuel D. Anderson, Sarah L. Murphy, and Jill Tillman each filed a Form 4 on November 20, 2007 for stock and options granted on November 14, 2007;

•	Susan L.N. Vogt, Gregory A. Gould, Ronald R. Dilling, William J. Smutny, Kathleen W. Benjamin and David Olsen each filed a Form 4 on November 20, 2007 for options granted on November 14, 2007;

•	Katheryn E. Shea and Mark Manak each filed a Form 4 on November 26, 2007 for options granted on November 20, 2007; and

•	David Olsen, Vice President, Corporate Quality, filed an amended Form 4 on July 1, 2008 for options granted on November 14, 2007.

PROPOSAL 2: APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN

On December 22, 2008, based on the recommendation of the Compensation Committee, the Board of Directors unanimously voted to adopt the 2009 Equity Incentive Plan (the “Incentive Plan”) and to recommend approval of the Incentive Plan by stockholders.

The following is a summary of the material features of the Incentive Plan. It may not contain all of the information important to you. We urge you to read the entire Incentive Plan, a copy of which appears as Appendix A to this Proxy Statement.

DESCRIPTION OF THE INCENTIVE PLAN

The purpose of the Incentive Plan is to advance the interests of SeraCare Life Sciences, Inc. (the “Company”) by providing for the grant to participants of stock-based and other incentive awards, all as more fully described below.

The Incentive Plan will become effective on the date of its approval by the stockholders and will terminate on the tenth anniversary of the date of approval, unless earlier terminated by the Board of Directors. A maximum of 1,500,000 shares of common stock may be delivered in satisfaction of awards made under the Incentive Plan. The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to stock appreciation rights, or “SARs”, granted to any person in any calendar year will each be 1,000,000. The maximum benefit that will be paid to any person under other awards in any calendar year will be 1,000,000 shares. In the event of a stock dividend, stock split or other change in our capital structure, the Administrator will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Incentive Plan and to preserve the value of awards.

The maximum number of shares that may be issued under the Incentive Plan represents approximately 8 percent of the total number of shares of Company common stock outstanding as of September 30, 2008. Approximately 962,000 shares remained issuable in connection with outstanding awards under the Amended and Restated 2001 Stock Incentive Plan. The total number of shares issuable under the Amended and Restated 2001 Stock Incentive Plan, added together with shares issuable under the proposed Incentive Plan, represent approximately 17% percent of the Company’s outstanding shares as of September 30, 2008.

Administration.  The Compensation Committee of the Board of Directors will administer the Incentive Plan. The term “Administrator” is used in this proxy statement to refer to the person (the Compensation Committee or its delegates) charged with administering the Incentive Plan. The Administrator has full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. Awards may be in the form of options, SARs, restricted or unrestricted stock, stock units or restricted stock units, or other stock-based awards, and any of these awards may be a performance-based award. The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the Incentive Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. Determinations of the Administrator made under the Incentive Plan are conclusive and bind all parties.

Eligibility.  Participation is limited to those key employees and directors, as well as consultants and advisors, who in the Administrator’s opinion are in a position to make a significant contribution to the success of the Company and its affiliated corporations and who are selected by the Administrator to receive an award. The group of persons from which the Administrator will select participants consists of approximately fifty (50) individuals.

Stock Options.  The Administrator may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of common stock of the

Company within a specified period of time at a specified price. Two types of stock options may be granted under the Incentive Plan: incentive stock options, or “ISOs”, which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs”. Eligibility for ISOs is limited to employees of the Company and its subsidiaries.

The exercise price of an ISO cannot be less than the fair market value of the common stock at the time of grant. In addition, the expiration date of an ISO cannot be more than ten years after the date of the original grant. In the case of NSOs, the exercise price and the expiration date are determined in the discretion of the Administrator. The Administrator also determines all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options.

The closing price of Company common stock as reported on the NASDAQ National Market on December 15, 2008 was $1.10 per share.

Stock Appreciation Rights.  The Administrator may grant SARs under the Incentive Plan. An SAR entitles the holder upon exercise to receive an amount in cash or common stock or a combination thereof (as determined by the Administrator) computed by reference to appreciation in the value of a share of common stock above a base amount.

Stock Awards; Stock Units.  The Incentive Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to Company unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a stockholder of Company, including the right to vote the shares and to receive dividends. Other awards under the Incentive Plan may also be settled with restricted stock. The Incentive Plan also provides for deferred grants (“stock units,” including “restricted stock units”) entitling the recipient to receive shares of common stock in the future on such conditions as the Administrator may specify. Any stock award or award of stock units resulting in a deferral of compensation subject to Section 409A of the Code will be construed to the maximum extent possible consistent with the requirements of Section 409A of the Code.

Performance Awards. The Administrator may also make awards subject to the satisfaction of specified performance criteria. The performance criteria used in connection with a particular performance award will be determined by the Administrator. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Administrator will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. The Administrator will determine whether the performance targets or goals that have been chosen for a particular performance award have been met.

General Provisions Applicable to All Awards.  Neither ISOs nor, except as the Administrator otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient. Shares delivered under the Incentive Plan may consist of either authorized but unissued or treasury shares. The number of shares delivered upon exercise of a stock option is determined net of any shares transferred by the optionee to

Company (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

Mergers and Similar Transactions.  In the event of a consolidation or merger in which Company is not the surviving corporation or which results in the acquisition of substantially all of Company’s stock by a person or entity or by a group of persons or entities acting together, or in the event of a sale of substantially all of Company’s assets or a dissolution or liquidation of Company, the following rules will apply except as otherwise provided in an award:

(1)	If the transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding awards, or for the grant of new awards in substitution for some or all outstanding awards, by the acquiror or survivor.

(2)	If the transaction is one in which holders of common stock will receive upon consummation a payment (whether cash, non-cash or a combination), then subject to (5) below, the Administrator may provide for a “cash-out”, with respect to some or all awards or any portion of an award, equal in the case of each affected award to the excess, if any, of (A) the fair market value of one share of common stock times the number of shares of common stock subject to the award or a portion of the award, over (B) the aggregate exercise or purchase price, if any, under the award or the applicable portion of the award (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on payment terms and other terms, and subject to conditions (if any), that the Administrator determines.

(3)	If the transaction is one in which there is no assumption, substitution or cash-out, then subject to (5) below, each award requiring exercise will become fully exercisable, and the delivery of shares of stock remaining deliverable under outstanding stock unit awards (including restricted stock units and performance awards to the extent consisting of stock units) will be accelerated so that the stock is delivered, prior to the completion of the transaction, in each case on a basis that gives the holder of the award a reasonable opportunity to exercise the award and participate in the transaction as a stockholder.

(4)	Each award, other than outstanding restricted stock (which shall be treated as other shares of stock, subject to (5) below),will terminate upon consummation of the transaction, unless assumed or converted into an ongoing right to receive payment in a medium other than stock as described in (6) below.

(5)	Any share of common stock delivered pursuant to a “cash-out” or acceleration of an award may, in the discretion of the Administrator, contain restrictions that the Administrator deems appropriate to reflect any performance or other vesting conditions to which the award was subject and that did not lapse (and were not satisfied) in connection with the transaction. A cash-out or the acceleration of an award will not, in and of itself, be treated as a lapsing of a performance or other vesting condition. In the case of restricted stock that does not vest in connection with the transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of the stock in connection with the transaction be placed in escrow or otherwise made subject to restrictions that the Administrator deems appropriate.

(6)	To the extent the acceleration of an award subject to Section 409A would cause the award to fail to satisfy the requirements of Section 409A, the award will not be accelerated and the Administrator will take steps as necessary to ensure payment of the award in a medium other than stock.

Amendment.  The Administrator may at any time or times amend the Incentive Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the Incentive Plan as to any future grants of awards. The Administrator may not, however, alter the terms of an award so as to affect adversely the Participant’s rights under the award without the Participant’s consent, unless the Administrator expressly reserved the right to do so at the time of the award.

NEW INCENTIVE PLAN BENEFITS

The future benefits or amounts that would be received under the Incentive Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to these persons for the last completed fiscal year if the plan had been in effect cannot be determined.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Incentive Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-U.S. taxes.

ISOs.  In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise (a “disqualifying disposition”) produces ordinary income to the optionee (and a deduction to Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which Company is not entitled to a deduction.

NSOs.  In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which Company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

The Administrator may award stock options that are exercisable for restricted stock. Under Section 83 of the Code, an optionee who exercises an NSO for restricted stock will generally have income only when the stock vests. The income will equal the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called “83(b) election” in connection with the exercise to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the optionee. An optionee who exercises an ISO for restricted stock generally realizes no taxable income upon exercise or when the stock vests, whether or not an 83(b) election is made (although a timely 83(b) election will be effective for alternative minimum tax purposes). A disqualifying disposition of the stock will generally produce ordinary income to the optionee (and a deduction to the Company), for the year of the disposition, equal to the fair market value of the stock when the stock vested less the exercise price.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to Company.

Stock options awarded under the Incentive Plan are intended to be exempt from the rules of Section 409A of the Code and guidance issued thereunder and will be administered accordingly. However, neither the

Company nor the Administrator, nor any person affiliated with or acting on behalf of the Company or the Administrator, will be liable to any participant or to the estate or beneficiary of any participant by reason of any acceleration of income, or any additional tax or interest penalties, resulting from the failure of an award to satisfy the requirements of Section 409A of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE SERACARE LIFE SCIENCES, INC. 2009 EQUITY INCENTIVE PLAN.

Equity Compensation Plan Information

The following table provides aggregate information with respect to the Company’s Amended and Restated 2001 Stock Incentive Plan and commitments pursuant to Ms. Vogt’s and Mr. Gould’s employment agreements as of September 30, 2008:

				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance Under
	to be Issued Upon		Weighted Average	Equity Compensation Plans
	Exercise of		Exercise Price of	(Excluding Securities
Plan Category	Outstanding Options		Outstanding Options ($)	Reflected in First Column)

Equity compensation plans approved by security holders:
Amended and Restated 2001 Stock Incentive Plan	962,000		$7.97	618,876
Equity compensation not pursuant to the Plan	700,000	(1)	$5.93	N/A

Total	1,662,000		$7.11	N/A

(1)	450,000 options were issued to Ms. Vogt on August 25, 2006 at an exercise price of $6.00 per share and 250,000 options were issued to Mr. Gould on October 3, 2006 at an exercise price of $5.80 per share.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Mayer Hoffman McCann P.C. has audited our financial statements since 2005. Representatives of Mayer Hoffman McCann P.C. are expected to attend the Annual Meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

Fees Incurred by the Company for Auditors

The following table sets forth the fees accrued by the Company for services by its independent registered public accounting firm, Mayer Hoffman McCann P.C., during fiscal years 2007 and 2008.

	2008	2007

Audit Fees(1)	$432,012	$300,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$432,012	$300,000

(1)	The 2008 and 2007 audit fees relate to professional services performed for the audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. In 2007 and 2008, 100% of the audit and other fees were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in discharging its responsibilities relating to the accounting and financial reporting processes of the Company, and has general responsibility for oversight and review of the accounting and financial reporting practices, internal controls and accounting and audit activities of the Company. The Audit Committee acts pursuant to a written charter. The Audit Committee Charter was adopted by the Board of Directors on May 18, 2007. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the financial reporting process, accounting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s auditors are responsible for performing an independent audit of the financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. During the fiscal year the Audit Committee met and held discussions with management and the independent auditors. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees.” The Audit Committee reviewed and discussed the audited financial statements of SeraCare Life Sciences, Inc. as of and for the year ended September 30, 2008 with management and the independent auditors, and the Board of Directors including the Audit Committee received an opinion of Mayer Hoffman McCann P.C. as to the conformity of such audited financial statements with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. The Audit Committee met regularly with the independent auditors, with and without management present, to discuss the results of their examination, the evaluation of SeraCare’s internal controls and the overall quality of SeraCare’s accounting procedures.

In addition, the Audit Committee obtained from Mayer Hoffman McCann P.C. written documentation describing all relationships between Mayer Hoffman McCann P.C. and SeraCare that might bear on Mayer Hoffman McCann P.C.’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Mayer Hoffman McCann P.C. any relationships that may have an impact on its objectivity and independence and satisfied itself as to Mayer Hoffman McCann P.C.’s independence.

Based on the above-mentioned review and discussions with management and Mayer Hoffman McCann P.C., and subject to the limitations on our role and responsibility described above and in the Audit

Committee Charter, the Audit Committee recommended to the Board of Directors that SeraCare’s audited financial statements be included in SeraCare’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Eugene I. Davis (Chair)
Sarah L. Murphy
Jill Tillman

CODE OF ETHICS AND CONDUCT AND CORPORATE GOVERNANCE GUIDELINES

Our Company has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Treasurer, all vice presidents, Controller, and Director of Finance and Compliance. A copy of the Code of Ethics can be accessed free of charge by visiting the “Investor Relations-Corporate Governance” section of our website at http://www.seracare.com or by requesting a copy in writing from Gregory A. Gould, Secretary at SeraCare’s offices. The Company intends to disclose any changes in or waivers from its Code of Ethics by posting such information on its website or by filing a Form 8-K.

A copy of SeraCare’s Corporate Governance Guidelines may also be accessed free of charge by visiting SeraCare’s website at www.seracare.com and going to the “Investor Relations-Corporate Governance” section or by requesting a copy from Gregory A. Gould, Secretary at SeraCare’s offices.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2010 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s By-laws. To be eligible, the stockholder proposals must be received by the Secretary of the Company on or before August 24, 2009.

Under the Company’s current By-laws, proposals of business and nominations for directors other than those to be included in the Company’s proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the By-laws. Except as noted below, to be timely a notice with respect to the 2010 Annual Meeting of Stockholders must be delivered to the Secretary of the Company no earlier than October 14, 2008 (the 120th day prior to the anniversary of the 2009 Annual Meeting) and no later than November 13, 2008 (the 90th day prior to the anniversary of the 2009 Annual Meeting) unless the date of the 2010 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the 2009 Annual Meeting, in which event the By-laws provide different notice requirements. Any proposal of business or nomination should be mailed to: Gregory A. Gould, Secretary, SeraCare Life Sciences, Inc., 37 Birch Street, Milford, Massachusetts 01757.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

The SEC allows the Company to “incorporate by reference” information into this document, which means that the Company can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 (which Annual Report accompanies this proxy statement) was previously filed by the Company and is incorporated by reference in this proxy statement. The Company also incorporates by reference any documents that it may file with the SEC between the time this proxy statement is sent to stockholders and the date of the Annual Meeting.

The Company may have sent to you some of the documents incorporated by reference, but you can obtain any of them through the Company, the SEC or the SEC’s website described above. Documents incorporated by reference are available from the Company without charge, including exhibits. Stockholders may obtain documents incorporated by reference into this document by requesting them in writing or by telephone at the following address and telephone number:

SeraCare Life Sciences, Inc.
37 Birch Street
Milford, Massachusetts 01757
Telephone: (508) 244-6400

Attention:	Gregory A. Gould Secretary

If you would like to request documents from the Company, please do so promptly in order to receive timely delivery of such documents prior to the Annual Meeting.

You should rely on the information contained or incorporated by reference in this document to vote your shares at the Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated December 22, 2009. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 as filed with the Securities and Exchange Commission has been mailed with this proxy statement and is available without charge by writing to:

SeraCare Life Sciences, Inc.
37 Birch Street
Milford, Massachusetts 01757
Telephone: (508) 244-6400

Attention:	Gregory A. Gould Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with a notice sent to certain shareholders of SeraCare common stock who share a single address, only one copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 is being sent to that address unless SeraCare has received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce SeraCare’s printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this proxy statement or our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, he or she may contact SeraCare Life Sciences, Inc., 37 Birch Street, Milford, Massachusetts 01757, Attention: Gregory A. Gould, Secretary, Tel: (508) 244-6400, and SeraCare will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Gregory A. Gould, Secretary, using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting Gregory A. Gould, Secretary.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such manner.

APPENDIX A

SERACARE LIFE SCIENCES, INC.

2009 EQUITY INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares.  A maximum of 1,500,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. For the avoidance of doubt, up to the total such maximum may be delivered in satisfaction of ISOs, if any, granted under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits  The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 1,000,000. The maximum number of shares subject to other Awards granted to any person in any calendar year will be 1,000,000 shares. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is further limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a)	All Awards

(1) Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan.  No Awards may be made after February 10, 2019, but previously granted Awards may continue beyond that date in accordance with their terms

(3) Transferability.  Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards other than ISOs to be transferred by gift, subject to such limitations as the Administrator may impose.

(4) Vesting, Etc.  The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply:

(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B), (C) and (D) below, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C), (D) and (E) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.

(C) If the Participant’s Employment terminates as a result of Total Disability or death, all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or Total Disability (as applicable), to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or Total Disability (as applicable) or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.

(D) If the Participant’s Employment terminates as a result of Retirement, all non-incentive stock options held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s Retirement, to the extent exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s Retirement or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.

(E) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for Cause.

(5) Taxes.  The delivery, vesting or retention of Stock or other property under an Award is conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc.  The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(7) Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(8) Section 162(m).  This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held during the calendar year ending December 31, 2014 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(9) Coordination with Other Plans.  Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(10) Section 409A.  Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

(11) Certain Requirements of Corporate Law.  Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)	Awards Requiring Exercise

(1) Time And Manner Of Exercise.  Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of Nasdaq. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of unrestricted shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term.  Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc.  Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards.  If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then, subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(3) Acceleration of Certain Awards.  If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, then,

subject to Section 7(a)(5) below, each Award requiring exercise will become fully exercisable, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction; provided, that to the extent acceleration pursuant to this Section 7(a)(3) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, replicate the prior terms of the Award.

(4) Termination of Awards Upon Consummation of Covered Transaction.  Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

(5) Additional Limitations.  Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or the acceleration of exercisability of an Award under Section 7(a)(3) above shall not, in and of itself, be treated as the lapsing of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)	Changes in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable

(3) Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved;

(ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a) Waiver of Jury Trial.  By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or, to the extent consistent with applicable Delaware Law, to one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law, and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cause”: As applied to any Participant with an employment, severance or similar agreement with the Company that contains a definition of “cause”, the term “Cause” as used under the Plan shall have the same meaning as under such employment, severance or similar agreement. As applied to any other Participant, “Cause” shall mean, as determined by the Administrator acting in good faith and based on its reasonable belief at the time, that the Participant

(1) has been negligent in the discharge of his or her duties to the Company, has refused to perform stated or assigned duties or is incompetent in or incapable of performing those duties; or

(2) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or an affiliate; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); or

(3) has materially breached any of the provisions of any agreement with the Company or an affiliated entity; or

(4) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or an affiliate; has improperly induced a vendor or customer to break or terminate any contract with the Company or an affiliate or induced a principal for whom the Company or an affiliate acts as agent to terminate such agency relationship.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: SeraCare Life Sciences, Inc., a Delaware corporation, and its successors.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will not be deemed to continue, unless the Administrator expressly provides otherwise, if the Participant’s employment or other service relationship with the Company terminates and the Participant becomes employed by, or otherwise provides services to the Company or its Affiliates in a different capacity described in Section 5. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to a payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of Employment, separation from service, retirement or similar or correlative terms shall be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations under Section 409A) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of such Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations under Section 409A for purposes of determining whether a “separation from service” has occurred. Any such written election shall be deemed part of the Plan.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Compensation Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating;

market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The SeraCare Life Sciences, Inc. 2009 Equity Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Retirement”: Retirement with the consent of the Company or, from active service as an employee or officer of the Company on or after attaining age 55 with 10 or more years of service or after age 65.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Common stock of the Company, par value $.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Total Disability”: A “permanent and total disability” within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Administrator by rule may include.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

FORM OF PROXY CARD SERACARE LIFE SCIENCES, INC. 37 Birch Street Milford, MA 01757 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS The undersigned stockholder of SeraCare Life Sciences, Inc. (the “Company”) acknowledges receipt of the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement, and does hereby appoint Gregory A. Gould, Secretary of the Company, as the attorney and proxy of the undersigned, with full power of substitution, to vote, on behalf of the undersigned, all of the shares of common stock of the Company held of record by the undersigned on December 15, 2008, at the Company’s Annual Meeting of Stockholders to be held at 10:30 a.m., Eastern time, on February 11, 2009 at the SeraCare Corporate Offices, 37 Birch Street, Milford, MA 01757 and at all adjournments or postponements thereof, hereby revoking any proxy heretofore given with respect to such shares. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF SERACARE LIFE SCIENCES, INC. February 11, 2009
PROXY VOTING INSTRUCTIONS MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible. — OR - TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. — OR - INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. — OR - IN PERSON — You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of five nominees to the Board of Directors, to serve for a one-year term FOR AGAINST ABSTAIN ending at the Company’s Annual Meeting of Stockholders in 2010 and until their 2. Approval of the Company’s 2009 Equity Incentive Plan. successors are duly elected and qualified or their earlier resignation or removal. NOMINEES: FOR ALL NOMINEES O Eugene I. Davis THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER O Samuel D. Anderson DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS O Sarah L. Murphy INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF WITHHOLD AUTHORITY
FOR ALL NOMINEES O Jill Tillman THE LISTED DIRECTOR NOMINEES AND FOR ALL OF THE OTHER O Susan L.N. Vogt PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED FOR ALL EXCEPT TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE (See instructions below)
THE MEETING AND AT ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE INDICATE YOUR VOTE, SIGN AND MAIL THIS PROXY TODAY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.